Shareholder Proxy Results


At a meeting of shareholders of the Developing Growth
Fund (the "Fund") held on October 29, 2007, shareholders of the Fund approved a new sub-advisory agreement between the Trust, on behalf of the Fund, Old
Mutual Capital and Ashfield.

The voting results were as follows:

Fund
# Votes For
Proposal
# Votes
Against
Proposal
# of
Abstentions
# of Broker
Non-Votes
Developing
Growth Fund
4,561,017
321,650
270,650

n/a

At meetings of shareholders of the Large Cap Fund and the Large Cap Growth Fund held on April 22, 2008, shareholders of the Large Cap Fund approved a proposal to reclassify Class A, Class C, Class Z and Institutional Class shares of the Large Cap Fund into Class A, Class C, Class Z and Institutional Class shares of the Focused Fund, respectively, and shareholders of the Large Cap Growth Fund approved a proposal to reclassify Class A, Class C, Class Z and Institutional Class shares of the Large Cap Growth Fund into Class A, Class C, Class Z and Institutional Class shares of the Large Cap Growth
Concentrated Fund, respectively.

The voting results were as follows:

Fund
# Votes
For
Proposal
# Votes
Against
Proposal
# of
Abstentions
# of Broker
Non-Votes
Large Cap Growth Fund
1,311,405
86,324
96,672
183,570

Large Cap Growth
Concentrated Fund
1,992,766
148,091
106,309
n/a